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AIM DYNAMICS FUND                                                  SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 2/28/2010
FILE NUMBER :      811-05686
SERIES NO.:        13

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
74U.    1  Number of shares outstanding (000's Omitted)
           Class A                 6,781
        2  Number of shares outstanding of a second class of open-end company shares
           (000's Omitted)
           Class B                   954
           Class C                 1,120
           Class R                   147
           Class Y                   375
           Investor Class         41,095
           Institutional Class     5,287

74V.    1  Net asset value per share (to nearest cent)
           Class A               $ 18.28
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B               $ 17.22
           Class C               $ 16.89
           Class R               $ 18.08
           Class Y               $ 18.34
           Investor Class        $ 18.28
           Institutional Class   $ 19.03
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